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                                                                    EXHIBIT 21.1
                           SEAGATE TECHNOLOGY, INC.
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                        SUBSIDIARIES OF THE REGISTRANT

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                                                           STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                         OF INCORPORATION
- ------------------                                         ----------------
Seagate Technology S.A.                                     France
Seagate Technology GmbH                                     Germany
Seagate Technology S.r.l.                                   Italy
Seagate Technology AB                                       Sweden
Nippon Seagate Inc.                                         Japan
Seagate Technology Taiwan Ltd.                              Taiwan
Seagate Technology Korea Limited                            Korea
Seagate Technology Australia Pty. Limited                   Australia
Seagate Foreign Sales Corporation                           Virgin Islands
Seagate Microelectronics Limited                            Scotland
Seagate Peripherals, Inc.                                   Delaware
Seagate Technology International                            Cayman Islands, BWI
Seagate Technology International Holdings                   Cayman Islands, BWI
Seagate Software Information Management Group, Inc.         Canada
Seagate Technology (Ireland)                                Cayman Islands, BWI
Seagate Technology (Ireland Holdings)                       Cayman Islands, BWI
Seagate Technology (Clonmel)                                Cayman Islands, BWI
Penang Seagate Industries (M) Sdn. Bhd.                     Malaysia
Seagate Technology Malaysia Holdings                        Cayman Islands, BWI
Senai Seagate Industries (M) Sdn. Bhd.                      Malaysia
P.T. Seagate Technology                                     Indonesia
Seagate Technology Thailand Holdings                        Cayman Islands, BWI
Seagate Technology (Thailand) Limited                       Thailand
Seagate Technology International (Wuxi) Co. Ltd.            China
Perai Seagate Storage Products Sdn. Bhd.                    Malaysia
Seagate Technology Finance Limited                          Cayman Islands, BWI
Seagate Technology Media Mexico S.A. de C.V.                Mexico
Seagate Technology China Holding Company                    Cayman Islands, BWI
Seagate Technology Shenzhen Co. Ltd.                        China
Conner Peripherals (Hong Kong) Limited                      Hong Kong
Conner Peripherals GmbH                                     Germany
Seagate Distribution (UK) Limited                           Scotland
Seagate Software, Inc.                                      Delaware
Seagate Software Network & Systems Management Group, Inc.   California
Seagate Software Storage Management Group, Inc.             Delaware
Palindrome Australia Pty. Ltd.                              Australia
Seagate Software S.A.                                       France
Seagate Software Limited                                    United Kingdom
Seagate Software GmbH                                       Germany
Holistic Systems Limited                                    United Kingdom
Holistic Management Systems Pty. Ltd.                       Australia
Holistic Systems Nordic AB                                  Sweden
Holos Management Systems BV                                 Holland
Nihon Holistic Systems KK                                   Japan
Holistic Systems GmbH                                       Germany
Holistic Systems (Singapore) Pte. Limited                   Singapore
Holistic Systems Inc.                                       United States
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